Exhibit 23.1
CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.
We consent to the reference to our firm name in this Registration Statement on Form S-3 of Devon Energy Corporation and the reference to our reports for Devon Energy Corporation as of the years ended December 31, 2006 and 2007, included and incorporated herein by reference.

LAROCHE PETROLEUM CONSULTANTS, LTD.
By:	/s/ William M. Kazmann
William M. Kazmann
Partner

Date: December 9, 2008